UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Western Parkway, Suite 200-226, West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, Spotlight Innovation Inc. (the "Company") increased the number of members of its Board of Directors from one to five members, and the following four individuals were named as members of the Board of Directors, to serve until a successor is elected at an annual or special meeting of the shareholders of the Company, or their earlier death, resignation or removal: John M. Krohn, Jack E. Price, Craig A. Lang and Steven Katz.

On February 24, 2016, the Company also approved that each non-executive officer member of the Board of Directors receive the following compensation: (i) an annual cash retainer of $12,000, payable in four equal installments at the beginning of each calendar quarter, and (ii) an option to purchase seventy five thousand (75,000) shares of the Company's Common Stock with an exercise price equal to the closing price on the date prior to the date of the grant. Subject to continued service as a Director, these options will vest one third upon issuance, one third on the one year anniversary of date of service as a member of the Board of Directors, and one third on the second year anniversary of date of service as a member of the Board of Directors. The foregoing options will be subject to the terms and conditions of the Spotlight Innovation Inc. 2015 Equity Incentive Plan (the "Plan") and the related stock option award agreements issued pursuant to the Plan, which award agreements will be executed upon achieving mutually acceptable terms and conditions with the recipients.

Since January 1, 2015, none of the new members of the Board of Directors is a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest except John M. Krohn. Mr. Krohn is a principal of K4 Enterprises, LLC, the holder of (i) a Convertible Note dated December 31, 2015 in the principal amount of $2,500,000 which was previously executed and subsequently renegotiated as more fully described in, and attached as, Exhibit 10.26 to the Company's Form 8-K filed with the Securities and Exchange Commission on January 7, 2016, which is incorporated by reference herein; and (ii) a Convertible Note dated December 31, 2015 in the principal amount of $450,000 which bears interest at the Citibank Prime Rate plus six percent (the "$450,000 Note"). Upon the occurrence of a "Qualified Financing" in which the Company issues equity securities to one or more investors in exchange for $2,000,000 or more of gross cash proceeds, exclusive of any conversion of outstanding securities, the $450,000 Note automatically converts into shares of common stock of the Company sold in the Qualified Financing, without any further action by the holder, as follows: (a) upon a Qualified Financing that occurs within six months from the date of the $450,000 Note, conversion is at a thirty five percent (35%) discount to the pre-money valuation of the Company at the time of such Qualified Financing, and (b) upon a Qualified Financing that occurs between six and twelve months from the date of the $450,000 Note, conversion is at a Seventy Five percent (75%) discount to the pre-money valuation of the Company at the time of such Qualified Financing. The holder has the further right to convert all or a portion of the principal sum of the $450,000 Note into shares of common stock of the Company, in denominations of not less than Fifty Thousand ($50,000) Dollars, at any time prior to a Qualified Financing, at a price equal to the lower of $.75, or the average price of the common stock of the Company during the 20 consecutive trading days immediately prior to such conversion. Upon the closing of a Qualified Financing, the Company will issue to the holder such warrants equal to 33.3% of the shares of Common Stock issuable under this Note, at an exercise price equal to One Hundred Ten Percent (110%) of the price offered in the Qualified Financing. Such warrants shall have a term of three years and be in the form of a warrant agreement supplied by the Company at such time.

On February 24, 2016, the Company issued a press release announcing the addition of the four new members to its Board of Directors. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is furnished as an Exhibit pursuant to Item 5.02 hereof:

Exhibit 99.1	Press Release dated February 24, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: March 1, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President and Chief Executive Officer

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EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an Exhibit pursuant to Item 5.02 hereof:

Exhibit 99.1	Press Release dated February 24, 2016.

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